Exhibit 4.1

Execution Version

BUNGE LIMITED FINANCE CORP.,

as Issuer

BUNGE LIMITED,

as Guarantor

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

$700,000,000

3.250% Senior Notes Due 2026

INDENTURE

Dated as of August 15, 2016

i

Section 7.12. Trustee’s Application for Instruction from the Company	44

ARTICLE 8
Discharge of Indenture; Defeasance

Section 8.01. Discharge of Liability on Notes; Defeasance	44

Section 8.02. Conditions to Defeasance	46

Section 8.03. Application of Trust Money	47

Section 8.04. Repayment to Company	47

Section 8.05. Indemnity for U.S. Government Securities	47

Section 8.06. Reinstatement	47

ARTICLE 9
Amendments

Section 9.01. Without Consent of Holders	48

Section 9.02. With Consent of Holders	48

Section 9.03. Compliance with Trust Indenture Act	49

Section 9.04. Revocation and Effect of Consents and Waivers	49

Section 9.05. Notation on or Exchange of Notes	50

Section 9.06. Trustee to Sign Amendments	50

ARTICLE 10
Guarantee

Section 10.01. Guarantee	50

Section 10.02. No Subrogation	55

Section 10.03. Consideration	52

ARTICLE 11
Miscellaneous

Section 11.01. Trust Indenture Act Controls	52

Section 11.02. Notices	52

Section 11.03. Communication by Holders with Other Holders	53

EXHIBIT A	Form of Face of Initial Notes and Subsequent Notes
SCHEDULE 1.1	Designated Obligors and Material Subsidiaries
SCHEDULE 3.4	Existing Liens

v

CROSS-REFERENCE TABLE

Trust Indenture
Act Section	Indenture
310(a)	Section 7.10.
(b)	Section 7.10.
(b)(1)	Section 7.10.
(c)	N.A.
311(a)	Section 7.11.
(b)	Section 7.11.
(c)	N.A.
312(a)	Section 2.05.
(b)	Section 11.03.
(c)	Section 11.03.
313(a)	Section 7.06.
(b)	Section 7.06.
(c)	Section 7.06.
(d)	N.A.
314(a)	N.A.
(a)(4)	Section 3.11.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
315(a)	N.A.
316(a)	N.A.
(b)	N.A.
317(a)	N.A.
(b)	N.A.
318(a)	N.A.

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

i

INDENTURE dated as of August 15, 2016, among BUNGE LIMITED FINANCE CORP., a Delaware corporation (the “Company”), as issuer, BUNGE LIMITED, an exempted company limited by shares incorporated under the laws of Bermuda (the “Guarantor”), as guarantor, and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Trustee”), as trustee.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company’s 3.250% Senior Notes Due 2026 issued on the date hereof and the guarantees thereof by the Guarantor (the “Initial Notes”) and (ii) if and when issued, additional 3.250% Senior Notes Due 2026 which may be offered subsequent to the Issue Date and the guarantees thereof by the Guarantor (the “Subsequent Notes” and together with the Initial Notes, the “Notes”).

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

“Affiliate” means, with respect to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, however, that the existence of a management contract by the Company or an Affiliate of the Company to manage another entity shall not be deemed to be control.

“Agent Member” has the meaning ascribed to it in Section 2.01(d)(ii) hereof.

“Attributable Indebtedness” means, when used with respect to any Sale-Leaseback Transaction, as at the time of determination, the present value (discounted at the rate of interest set forth in or implicit in the terms of the lease) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended).

“Authenticating Agent” has the meaning ascribed to it in Section 2.02 hereof.

“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an event that would, if consummated, result in a Change of Control until the end of the sixty (60) day period following public notice of the occurrence of the Change of Control, which sixty (60) day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by each of the Rating Agencies.

“Board of Directors” means, with respect to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Bunge Master Trust” means the trust created pursuant to the Pooling Agreement, a beneficial interest in the assets of which the Company has acquired through the Series 2002-1 VFC.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock or shares, preferred stock or shares and partnership and joint venture interests) of such Person (excluding any debt securities convertible into, or exchangeable for, such equity).

“Change of Control” means the occurrence of any of the following:

(1)                                 the Guarantor becomes aware (by way of report or any other filing pursuant to Section 13(d) of the Exchange Act or written notice) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination, of 50% or more of the total voting power of the Voting Stock of the Guarantor then outstanding;

(2)                                 the sale, lease or transfer of all or substantially all of the assets of the Guarantor and its Subsidiaries, taken as a whole, to any Person that is not a Subsidiary of the Guarantor; or

(3)                                 the first day on which a majority of the members of the Guarantor’s Board of Directors are not Continuing Directors.

“Change of Control Offer” has the meaning ascribed to it in Section 3.15 hereof.

“Change of Control Payment” has the meaning ascribed to it in Section 3.15 hereof.

“Change of Control Payment Date” has the meaning ascribed to it in Section 3.15 hereof.

“Change of Control Triggering Event” means the occurrence of a Change of Control that results in a Below Investment Grade Rating Event.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning ascribed to it in the first introductory paragraph of this Indenture.

“Company Order” has the meaning ascribed to it in Section 2.02 hereof.

“Company Permitted Lien” means:

(1) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith;

(2) any Lien pursuant to any order or attachment or similar legal process arising in connection with court proceedings; provided that the execution or other enforcement thereof is effectively stayed or a sufficient bond had been posted and the claims secured thereby are being contested at the time in good faith by appropriate proceedings;

(3) any Liens securing bonds posted with respect to and in compliance with clauses (1) and (2) above;

(4) Liens to secure bonds posted in order to obtain stays of judgments, attachments or orders, the existence of which bonds would not otherwise constitute an Event of Default; and

(5) Liens securing obligations under a Hedge Agreement.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets of the Guarantor and its consolidated Subsidiaries after deducting therefrom:

(1)                                 all current liabilities (excluding any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed);

(2)                                 total prepaid expenses and deferred charges; and

(3)                                 all goodwill, trade names, trademarks, patents, licenses, copyrights and other intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Guarantor and its consolidated Subsidiaries for its most recently completed fiscal quarter, prepared in accordance with U.S. GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Guarantor who (1) was a member of such Board of Directors on the date of the issuance of the Initial Notes; or (2) was nominated for election, appointed or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Guarantor’s proxy statement in which such member was named as a nominee for election as a director).

“Corporate Trust Office” has the meaning ascribed to it in Section 3.06 hereof.

“covenant defeasance option” has the meaning ascribed to it in Section 8.01(b) hereof.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning ascribed to it in Section 2.11 hereof.

“Definitive Notes” means certificated Notes.

“Designated Obligor” means the Guarantor and the Subsidiaries of the Guarantor set forth on Schedule 1.1 hereto and any other Subsidiary designated by the Guarantor from time to time as eligible to be an obligor with respect to any intercompany loan sold to the master trust under the Master Trust Transaction Documents, and each of their successors.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Event of Default” has the meaning ascribed to it in Section 6.01 hereof.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any property, the sale value of such property that would be realized in an arms-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

“Fiscal Year” means the fiscal year of the Company ending on December 31 of each year.

“Fitch” means Fitch Ratings Limited.

“Global Note” has the meaning ascribed to it in Section 2.01(a) hereof.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                                 to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)                                 entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a corresponding meaning.

“Guarantee” means any guarantee of payment of the Notes and any other obligations of the Company by the Guarantor pursuant to the terms of this Indenture.

“Guarantor” has the meaning ascribed to it in the first introductory paragraph of this Indenture.

“Guaranty” means the Eighth Amended and Restated Guaranty, dated as of November 20, 2014, by the Guarantor to Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International,” New York Branch, JPMorgan Chase Bank, N.A. and the Master Trust Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, subject to Section 3.02(f) hereof.

“Hedge Agreements” means all swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Holder” or “Noteholder” means the Person in whose name a Note is registered in the Note Register.

“Indebtedness” means, as to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee which are capitalized in accordance with U.S. GAAP, (e) all obligations of such Person created or arising under any conditional sales or other title retention agreement with respect to any property acquired by such Person (including without limitation, obligations under any such agreement which provides that the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person with respect to letters of credit and similar instruments, including without limitation obligations under reimbursement agreements, (g) all Indebtedness of others secured by (or for which the holder of such Indebtedness has existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person and (h) all guarantees of such Person (other than guarantees of obligations of direct or indirect Subsidiaries of such Person).

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with its terms.

“Initial Notes” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

“Issue Date” means the date on which the Initial Notes are originally issued.

“legal defeasance option” has the meaning ascribed to it in Section 8.01(b) hereof.

“Legal Holiday” has the meaning ascribed to it in Section 11.08 hereof.

“Lien” means any mortgage, lien, security interest, pledge, charge or other encumbrance.

“Master Trust Transaction Documents” means the collective reference to the Pooling Agreement, the Series 2002-1 Supplement, the Series 2002-1 VFC, the Sale Agreement, the Servicing Agreement and the Guaranty.

“Master Trust Trustee” means The Bank of New York Mellon, as trustee under, and for the purposes of, the Master Trust Transaction Documents, and any successor thereto.

“Material Adverse Effect” means a material adverse effect, or any development involving a prospective material adverse effect, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor and its consolidated Subsidiaries taken as a whole.

“Material Subsidiary” means, at any time, any Subsidiary of the Guarantor which at such time is a “significant subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.  The Material Subsidiaries as of the date hereof are set forth on Schedule 1.1 hereto.

“Moody’s” means Moody’s Investors Service Inc. and any successor to its rating agency business.

“Note Register” means the register of Notes, maintained by the Registrar, pursuant to Section 2.03 hereof.

“Notes” means the collective reference to the Initial Notes and the Subsequent Notes.

“Obligations” has the meaning ascribed to it in Section 10.01 hereof.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller or the Secretary of the Company or the Guarantor, as applicable.

“Officer’s Certificate” means a certificate signed by an Officer or attorney-in-fact of the Company or the Guarantor, as applicable.

“Opinion of Counsel” means a written opinion from legal counsel, which counsel may be an employee of or counsel to the Company in a form and substance acceptable to the Trustee.

“Pari Passu Indebtedness” means Indebtedness for borrowed money, the proceeds of which are used to either purchase interests in the Series 2002-1 VFC, refinance Indebtedness originally used for such purpose and/or pay expenses incurred in connection with this Indenture or any such other Indebtedness, and indebtedness incurred in connection with Hedge Agreements, in each case which ranks not greater than pari passu (in priority of payment) with the Notes.

“Paying Agent” means the Person (including the Company, the Guarantor or any Subsidiary) authorized by the Company to pay the principal of (or premium, if any) or interest, if any, on any Notes on behalf of the Company.

“Permitted Indebtedness” means (a) Indebtedness of the Company under the Notes and (b) Pari Passu Indebtedness.

“Permitted Liens” means:

(1)                                 Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith;

(2)                                 any Lien pursuant to any order or attachment or similar legal process arising in connection with court proceedings; provided that the execution or other enforcement thereof is effectively stayed or a sufficient bond had been posted and the claims secured thereby are being contested at the time in good faith by appropriate proceedings;

(3)                                 any Liens securing bonds posted with respect to and in compliance with clauses (1) and (2) above;

(4)                                 any Liens securing the claims of mechanics, laborers, workmen, repairmen, materialmen, suppliers, carriers, warehousemen, landlords, or vendors or other claims provided for by mandatory provisions of law which are not yet due and delinquent, or are being contested in good faith by appropriate proceedings;

(5)                                 any Lien on any Restricted Property securing Indebtedness incurred or assumed solely for the purpose of financing all or any part of the cost of constructing or acquiring such Restricted Property, which Lien attaches to such Restricted Property concurrently with or within 120 days after construction, acquisition or completion of a series of related acquisitions thereof;

(6)                                 Liens existing immediately prior to the execution and delivery of this Indenture (and listed on Schedule 3.4 hereto);

(7)                                 Liens to secure bonds posted in order to obtain stays of judgments, attachments or orders, the existence of which bonds would not otherwise constitute an Event of Default;

(8)                                 Liens on Restricted Property or with respect to the shares of stock or Indebtedness of any Restricted Subsidiary, that either (i) existed prior to the acquisition of (A) such Restricted Property, (B) any Subsidiary that is the owner of such Restricted Property or (C) with respect to the shares of stock or Indebtedness of any Restricted Subsidiary, any such Restricted Subsidiary, or (ii) arise as a result of contractual commitments to grant a Lien relating to (A) such Restricted Property, (B) any Subsidiary that is the owner of such Restricted Subsidiary or (C) with respect to the shares of stock or Indebtedness of any Restricted Subsidiary, any such Restricted Subsidiary, in each of (A), (B) and (C) existing prior to such acquisition;

(9)                                 Liens created by a Restricted Subsidiary in favor of the Company, the Guarantor or a Subsidiary;

(10)                          Liens on any accounts receivable from or invoices to export customers (including, but not limited to, Subsidiaries) and the proceeds thereof;

(11)                          Liens on rights under contracts to sell, purchase or receive commodities to or from export customers (including, but not limited to, Subsidiaries) and the proceeds thereof;

(12)                          Liens on cash deposited as collateral in connection with financings where Liens are permitted under clause (10) and (11) of this definition;

(13)                          Liens extending, renewing or replacing, in whole or in part Liens permitted pursuant to (i) clauses (1) through (5) and (7) through (12), so long as the principal amount of the Indebtedness secured by such Lien does not exceed its original principal amount and (ii) in the case of clause (6), so long as the principal amount of the Indebtedness secured by such Lien does not exceed the principal amount thereof outstanding immediately prior to the execution and delivery of the Indenture;

(14)                          minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties that constitute Restricted Property, which are necessary for the conduct of the activities of the Guarantor or any Restricted Subsidiary or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Guarantor or any Restricted Subsidiary;

(15)                          Liens on accounts receivable and other related assets arising in connection with transfers thereof to the extent such transfers are treated as true sales of financial assets under FASB Statement No. 166, and such accounts receivable and related assets are not consolidated on the consolidated financial statements of the Guarantor and its Subsidiaries under FASB Statement No. 167;

(16)                          Liens on intercompany loans made to the Guarantor or its Subsidiaries or on any notes or other instruments representing an interest in such intercompany loans in each case as set forth in the Master Trust Transaction Documents;

(17)                          Liens securing obligations under a Hedge Agreement or swap, cap or collar agreement or similar arrangement related to equities or commodities;

(18)                          Liens on any checking account, saving account, clearing account, futures account, deposit account, securities account, brokerage account, custody account or other account (or on any assets held in such account), securing obligations under any agreement or arrangement related to the opening of or provision of clearing, pooling, zero-balancing, brokerage, settlement, margin or other services related to such account (or on any assets held in such account), which customarily exist on similar accounts (or on any assets held in such accounts) of corporations in connection with the opening of, or provision of clearing, pooling, zero-balancing, brokerage, settlement, margin or other services related, to such accounts; and

(19)                          Liens securing any obligations related to the issuance of a letter of credit or any similar instrument, including without limitation, obligations under reimbursement agreements.

For purposes of this definition above, (A) the phrases “accounts receivable from or invoices to export customers” and “contracts to sell, purchase or receive commodities to (from) export customers” shall refer to invoices or accounts receivable derived from the sale of, or contracts to sell, purchase or receive wheat, soybeans or other commodities or products derived from the processing of wheat, soybeans or other commodities, by or to the Guarantor or a Restricted Subsidiary that have been or are to be exported from the country of origin whether or not such sale is made by a Restricted Subsidiary or to any of its Subsidiaries; and (B) property of a party to a corporate reorganization which is not the Guarantor or a Restricted Subsidiary shall be deemed to be or have been “acquired” by the Guarantor or such Restricted Subsidiary as part of such corporate reorganization even if the Guarantor or such Restricted Subsidiary, as the case may be, is not the surviving or continuing entity.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Place of Payment” has the meaning ascribed to it in Section 2.03 hereof.

“Pooling Agreement” means the Fifth Amended and Restated Pooling Agreement, dated as of June 28, 2004, among Bunge Funding, Inc., Bunge Management Services, Inc., as servicer, and the Master Trust Trustee, as amended, modified or supplemented from time to time in accordance with its terms, subject to Section 3.02(f) hereof.

“Principal Trust Office” means the Corporate Trust Office or such other trust office or agency as may be designated by the Trustee in writing to the Company from time to time, or the designated corporate trust office of any successor Trustee.  The initial Principal Trust Office shall be the office of the Trustee to which notices are to be sent as set forth in Section 11.02 hereof.

“Property” means any property, whether presently owned or hereafter acquired, including any asset, revenue or right to receive income or any other property, whether tangible or intangible, real or personal.

“Rating Agencies” means (1) Moody’s, S&P and Fitch; and (2) if Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Bunge Limited which shall be substituted for any of Moody’s, S&P or Fitch, or all of them, as the case may be.

“Redemption Date” means, with respect to any redemption of Notes, the date of redemption with respect thereto.

“Redemption Price” has the meaning ascribed to it under the section entitled “Optional Redemption by the Company” on the reverse side of the Notes, the forms of which are attached as Exhibits A and B hereto.

“Registrar” has the meaning ascribed to it in Section 2.03 hereof.

“Representatives to the Underwriters” means Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC.

“Restricted Property” means any building, mine, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) and inventories now owned or hereafter acquired by the Guarantor or any Subsidiary and used for oilseed or grain origination, processing, transportation or storage, mining or fertilizer refining or storage.

“Restricted Subsidiary” means (a) any Designated Obligor or (b) any Material Subsidiary.

“Sale-Leaseback Transaction” means the sale or transfer by the Guarantor or any Restricted Subsidiary of any Restricted Property to a Person (other than the Guarantor or a Restricted Subsidiary) and the taking back by the Guarantor or any Restricted Subsidiary, as the case may be, of a lease of such Restricted Property.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to the Global Note (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

“Series 2002-1 Supplement” means the Seventh Amended and Restated Series 2002-1 Supplement to the Pooling Agreement, dated as of May 13, 2016, among the Company, Bunge Funding, Inc., Bunge Management Services, Inc. and the Master Trust Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, subject to Section 3.02(f) hereof.

“Series 2002-1 VFC” means the interest in the Bunge Master Trust created and authorized pursuant to a supplement to the Pooling Agreement that is designated as the “Series 2002-1 VFC Certificate” in which the Company will acquire a beneficial interest with the net proceeds of the Notes and other Permitted Indebtedness.

“Servicing Agreement” means the Third Amended and Restated Servicing Agreement, dated as of December 23, 2003 among Bunge Funding, Inc., Bunge Management Services, Inc., as the servicer, and the Master Trust Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, subject to Section 3.02(f) hereof.

“Special Interest Payment Date” has the meaning ascribed to it in Section 2.11 hereof.

“Special Record Date” has the meaning ascribed to it in Section 2.11 hereof.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsequent Notes” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Subsidiary” means any corporation, limited liability company or other business entity of which the requisite number of shares of stock or other equity ownership interests having ordinary voting power (without regard to the occurrence of any contingency) to elect a majority of the directors, managers or trustees thereof, or any partnership of which more than 50% of the partners’ equity interests (considering all partners’ equity interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by a Person, one or more of the Subsidiaries of such Person, or combination thereof.

“Successor Guarantor” has the meaning ascribed to it in Section 4.01 hereof.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as in effect on the date of this Indenture, except as provided in Section 9.03 hereof.

“Trust Officer” means, with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, assistant secretary, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the individuals who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such individual’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, such successor.

“Underwriters” means, collectively, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, U.S. Bancorp Investments, Inc., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., HSBC Securities (USA) Inc., Mizuho Securities USA Inc., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., ABN AMRO Securities (USA) LLC, ANZ Securities, Inc., BB Securities Limited, BBVA Securities Inc., Commerz Markets LLC, Deutsche Bank Securities Inc., ICBC Standard Bank Plc, ING Financial Markets LLC, nabSecurities, LLC, Natixis Securities Americas LLC, Rabo Securities USA, Inc., SG Americas Securities, LLC, Standard Chartered Bank and UniCredit Capital Markets LLC.

“U.S. GAAP” means generally accepted accounting principles in the United States, as in effect on the Issue Date.

“U.S. Government Securities” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02.  Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture.  The following Trust Indenture Act terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined in the Trust Indenture Act by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.03.  Rules of Construction.  Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP as in effect on the Issue Date;

(3)                                 “or” is not exclusive;

(4)                                 “including” means including without limitation;

(5)                                 words in the singular include the plural and words in the plural include the singular; and

(6)                                 the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date and prepared in accordance with U.S. GAAP.

ARTICLE 2
THE NOTES

Section 2.01.  Form, Dating and Terms.  (a)  The Initial Notes are being offered and sold by the Company pursuant to an Underwriting Agreement, dated August 10, 2016, among the Company, the Guarantor and Representatives to the Underwriters.

The Initial Notes offered and sold to the Underwriters will be issued on the Issue Date in the form of a permanent global Note, without interest coupons, substantially in the form of Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.01(c) hereof (the “Global Note”), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.  The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Except as described in the succeeding two sentences, the principal of and premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.03 hereof; provided, however, that, at the option of the Company, each installment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.  Payments in respect of Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC.  Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least U.S.$1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

Any Subsequent Notes shall be in the form of Exhibit A hereto.

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A hereto and in Section 2.01(c) hereof.  The Company and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them.  Each Note shall be dated the date of its authentication.  The terms of the Notes set forth in Exhibit A hereto are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

The Notes shall be subject to repurchase by the Company pursuant to a Change of Control Offer as provided in Section 3.15 hereof.  The Notes shall not be redeemable, other than as provided in Article 5.

(b)                                                         Denominations.  The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of U.S.$2,000 and any integral multiple of $1,000 in excess thereof.

(c)                                                          Legends.  Each of the Global Notes, whether or not an Initial Note, shall bear the following legend on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.”

(d)                                                         Book-Entry Provisions.  This Section 2.01(d) shall apply only to Global Notes deposited with the Trustee, as custodian for DTC.

(i)                                                             Each Global Note initially shall (A) be registered in the name of DTC or the nominee of DTC, (B) be delivered to the Trustee as custodian for DTC and (C) bear legends as set forth in Section 2.01(c) hereof.

(ii)                                                          Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Note, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent

Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(iii)                                                       In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.01(e) hereof to beneficial owners who are required to hold Definitive Notes, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

(iv)                                                      In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.01(e) hereof, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(v)                                                         The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e)                                                          Definitive Notes.

(i)                                                             Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes.  If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with DTC’s and the Registrar’s procedures.  In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (a) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note, or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice, (b) subject to the procedures of DTC, the Company or the Guarantor executes and delivers to the Trustee and Registrar an Officer’s Certificate stating that such Global Note shall be so exchangeable or (c) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.

(ii)                                                          In connection with the exchange of a portion of a Definitive Note for a beneficial interest in a Global Note, the Trustee shall cancel such Definitive Note, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.

Section 2.02.  Execution and Authentication.  One Officer shall execute the Notes, on behalf of the Company, by manual or facsimile signature.  If an Officer whose signature is on a

Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note.  The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.  A Note shall be dated the date of its authentication.

The Trustee shall authenticate and make available for delivery: (1) at any time and from time to time after the execution and delivery of this Indenture, the Initial Notes for original issue on the Issue Date initially in an aggregate principal amount of U.S. $700,000,000; and (2) if and when issued, the Subsequent Notes, in each case upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company (the “Company Order”).  Such Company Order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Subsequent Notes.  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is initially limited to U.S. $700,000,000 outstanding (plus any Subsequent Notes), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes of the same class pursuant to Section 2.06, Section 2.07, Section 2.09, Section 5.08 or Section 9.05 hereof.  All Notes issued on the Issue Date and all Subsequent Notes shall be identical in all respects other than issue date, issue price and the date from which interest accrues and any changes relating thereto; provided that if the Subsequent Notes are not fungible with the Initial Notes for United States federal income tax purposes, the Subsequent Notes will have a separate CUSIP number, Common Code and ISIN number and/or any other identifying number.  Notwithstanding anything to the contrary contained in this Indenture, the Initial Notes and any Subsequent Notes of the same class will be treated as a single class of securities under this Indenture.  Without limiting the generality of the foregoing sentence, unless otherwise provided in this Indenture, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no Notes will have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes.  Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.  An Authenticating Agent has the same rights as a Paying Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.  Registrar and Paying Agent.  The Company shall cause to be kept a register for the Notes (the “Note Register”) in which, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of the Notes and of all transfers and exchanges with respect thereto.  The Note Register shall be maintained by the Trustee or such other Person (including the Company or the Guarantor) appointed by the Company as the registrar (the “Registrar”).  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange and an office or agency where Notes may be presented for payment (the “Place of Payment”).  The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York.  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar and Paying Agent that is not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of each such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07 hereof.  The Company, the Guarantor or any Subsidiary of the Company or the Guarantor may act as Paying Agent, Registrar, co registrar or transfer agent.

The Company initially appoints DTC to act as depository with respect to the Global Notes.  The Trustee is authorized to enter into a letter of representations with DTC in the form provided to the Trustee by the Company and to act in accordance with such letter.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Notes.

Section 2.04.  Paying Agent to Hold Money in Trust.  By at least 10:00 a.m. (New York City time) on the date on which any principal of and premium, if any, or interest on any Note is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, or interest when due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by such Paying Agent for the payment of principal of and premium, if any, or interest on the Notes and shall notify the Trustee in writing of any default by the Company or the Guarantor in making any such payment.  If the Company, the Guarantor or a Subsidiary of the Company or the Guarantor acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.  Upon complying with this Section 2.04, the Paying Agent (if other than the Company or a Subsidiary of the Company or the Guarantor) shall have no further liability for the money delivered to the Trustee.  Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.  Noteholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with Trust Indenture Act, Section 312(a).  If the Trustee is not the Registrar, or to the extent otherwise required under the Trust Indenture Act, the Company, on its own behalf and on behalf of the Guarantor, shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders and the Company shall otherwise comply with Trust Indenture Act, Section 312(a).

Section 2.06.  Transfer and Exchange.

(a)                                                         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.01 hereof or this Section 2.06.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

(b)                                                         Obligations with Respect to Transfers and Exchanges of Notes.

(i)                                                             To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article 2, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s or co-registrar’s request.

(ii)                                                          No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company or the Guarantor may require from a Holder payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 3.15 and Section 9.05 hereof).

(iii)                                                       The Registrar or co-registrar shall not be required to register the transfer of, or exchange of, any Note for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date.

(iv)                                                      Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co registrar shall be affected by notice to the contrary.

(v)                                                         All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt, and shall be entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

(vi)                                                      All Global Notes shall be registered in the name of DTC, or a nominee thereof, and all transfers of beneficial ownership interests therein will be made in accordance with the rules of DTC.  No investor or other party purchasing, selling or otherwise transferring beneficial ownership interests in Global Notes shall receive, hold or deliver any certificate representing the same.  The Company, the Guarantor and the Trustee shall have no responsibility or liability for transfers of beneficial ownership interests in any Global Note.

(vii)                                                   Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

(c)                                                          No Obligation of the Trustee.

(i)                                                             The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, an Agent Member or any other Person with respect to (A) the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes, (B) the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes, or (C) the selection of the particular Notes or portions thereof to be redeemed or refunded in the event of a partial redemption or refunding of the Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC.  The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(ii)                                                          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC, its Agent Members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture with respect to transfers between Holders, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(iii)                               None of the Trustee, the Paying Agent or the Registrar shall have any responsibility or liability for any actions taken or not taken by DTC.

Section 2.07.  Mutilated, Destroyed, Lost or Stolen Notes.  If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the New York Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee.  Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced, and, in the absence of notice to the Company, the Guarantor or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, the Guarantor (if applicable) and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08.  Outstanding Notes.  Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  A Note ceases to be outstanding in the event the Company holds the Note; provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, Notes shall cease to be outstanding in the event the Company or an Affiliate of the Company holds the Note and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Notes which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09.  Temporary Notes.  Until Definitive Notes are ready for delivery, the

Company may prepare and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes.  After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes.  Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Notes.

Section 2.10.  Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee, and no one else, shall cancel and dispose of all Notes surrendered for registration of transfer, exchange, payment or cancellation, in its customary manner.  The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

Section 2.11.  Payment of Interest; Defaulted Interest.  Interest on any Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.03 hereof.

Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)                                                         The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 11.02 hereof, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)                                                         The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.11, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.12.  Computation of Interest.  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.13.  CUSIP, Common Code and ISIN Numbers.  The Company in issuing the Notes may use “CUSIP,” “Common Code” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP,” “Common Code” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that the Trustee shall have no liability for any defect in the “CUSIP,” “Common Code” or “ISIN” numbers as they appear on any Notes, notice or elsewhere, and provided further, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such CUSIP, Common Code or ISIN numbers.  The Company shall promptly notify the Trustee in writing of any change in the CUSIP, Common Code and ISIN numbers.

Section 2.14.  Tax Treatment.  The Company and each holder and beneficial owner intend, and will take all actions consistent with the intention, that the Notes be treated as indebtedness for all federal, state, local, and foreign income and franchise tax purposes.  The Company, by entering into this Indenture, and each holder and beneficial owner, by its acceptance of its Note, agree to treat the Notes as indebtedness for federal, state, local and foreign income and franchise tax purposes.

ARTICLE 3
COVENANTS

Section 3.01.  Payment of Notes.  The Company shall promptly pay the principal of and premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent in any Place of Payment holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date.

The Company shall pay interest on overdue principal and premium, if any, at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture and subject to Section 11.15, the Company may, to the extent it is required to do so by law, deduct or withhold income or other taxes imposed by the United States of America (or any political subdivision thereof) from principal or interest payments hereunder.

Section 3.02.  Limitation and Restrictions on Activities of the Company.  (a) The Company shall not engage in any business or enterprise or enter into or be a party to any transaction or agreement other than in connection with (i) the issuance and sale of the Notes, (ii) the incurrence of other Permitted Indebtedness, (iii) the entering into of Hedge Agreements relating to the Notes or the other Permitted Indebtedness having a notional amount not exceeding the aggregate principal amount of the Notes and such other Permitted Indebtedness then outstanding and (iv) the use of the net proceeds from the issuance of the Notes or the other Permitted Indebtedness to either increase its investment in the Series 2002-1 VFC, repay the Notes or other Permitted Indebtedness outstanding from time to time or pay expenses incurred in connection with such Permitted Indebtedness.

(b)                                 The Company shall not acquire or own any subsidiary or other assets or property (either real or personal), except for (i) the Series 2002-1 VFC, (ii) Hedge Agreements, and (iii) instruments evidencing the interests in the foregoing.

(c)                                  The Company shall not create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

(d)                                 The Company shall not create, assume, incur or suffer to exist any Lien (other than Company Permitted Liens) upon or with respect to any of its Property; provided, however, it being understood, for the avoidance of doubt, that the Company shall not create, incur, assume or suffer to exist any Lien, including any Lien which would otherwise constitute a Permitted Lien in the case of the Guarantor or any Restricted Subsidiary, other than Company Permitted Liens.

(e)                                  The Company shall not enter into any consolidation, merger, amalgamation, joint venture, syndicate or other form of combination with any Person, and shall not sell, lease, convey or otherwise dispose of any of its assets or receivables, including, without limitation, the Series 2002-1 VFC or any interest in the Series 2002-1 VFC.

(f)                                   The Company shall not amend, supplement, waive or modify, or consent to any amendment, supplement, waiver or modification of, any Master Trust Transaction Document except in accordance with the provisions of this Section 3.02(f).  Any provision of any Master Trust Transaction Document may be amended, waived, supplemented, restated, discharged or terminated without the consent of the Holders so long as in each case, the Trustee shall have received prior notice thereof together with copies of any documentation related thereto; provided that such amendment, waiver, supplement or restatement does not (i) render the Series 2002-1 VFC subordinate in payment to any other Series under the Bunge Master Trust or otherwise adversely discriminate against the Series 2002-1 VFC relative to any other Series under the Bunge Master Trust, (ii) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on or in respect of the Series 2002-1 VFC, (iii) change the definition of, the manner of calculating, or in any way the amount of, the interest of the Company in the assets of the Bunge Master Trust, (iv) change the definition of “Eligible Loans” or, to the extent used in such definition, other defined terms used in such definition, (v) result in a Default or Event of Default, or (vi) terminate the Bunge Master Trust with respect to less than all of the then outstanding Series issued by the Bunge Master Trust; and provided, further, that, the Bunge Master Trust may be terminated at any time with respect to all Series then outstanding without the consent of the Holders.  Any amendment, waiver, supplement or restatement of a Master Trust Transaction Document (including any exhibit thereto) of the type described in clauses (i), (ii), (iii), (iv), (v) or (vi) of this Section 3.02(f) shall require the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes.

Section 3.03.  Limitation on Liens.  The Guarantor shall not, and shall not permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien, other than a Permitted Lien, upon or with respect to any Restricted Property or upon any shares of stock or Indebtedness of any Restricted Subsidiary, to secure any Indebtedness incurred or guaranteed by the Guarantor or any Restricted Subsidiary (other than the Notes), unless all of the outstanding Notes and the Guarantee are secured equally and ratably with, or prior to, such Indebtedness for so long as such Indebtedness shall be so secured.

Section 3.04.  Limitation on Sale-Leaseback Transactions.  The Guarantor shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale-Leaseback Transaction unless:

(a)                                                         the Sale-Leaseback Transaction occurs within six months from the date of the acquisition of the Restricted Property subject thereto or the date of the completion of construction or commencement of full operations of such Restricted Property, whichever is later; or

(b)                                                         the Sale-Leaseback Transaction is between the Guarantor and a Restricted Subsidiary of the Guarantor, or between Restricted Subsidiaries of the Guarantor; or

(c)                                                          the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years; or

(d)                                                         the Sale-Leaseback Transaction constitutes a Permitted Lien for the purposes of Section 3.03 hereof; or

(e)                                                          the Guarantor or such Restricted Subsidiary, within a one year period after such Sale-Leaseback Transaction, (i) applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to the prepayment, repayment, redemption, reduction or retirement of any Indebtedness of the Guarantor or any Subsidiary having a maturity of more than one year that is not subordinated to the Notes or the Guarantee or (ii) enters into a bona fide commitment to expend an amount not less than the Attributable Indebtedness for such Sale-Leaseback Transaction during such one-year period to the acquisition, construction or development of other similar Property.

Section 3.05.  Exclusion from Limitations.  Notwithstanding Sections 3.03 and 3.04 hereof, the Guarantor may, and may permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien (other than a Permitted Lien) upon any Restricted Property or the shares of stock or Indebtedness of any Restricted Subsidiary to secure Indebtedness incurred or guaranteed by the Guarantor or any Restricted Subsidiary (other than the Notes) or effect any Sale-Leaseback Transaction of a Restricted Property that is not excepted by Section 3.04(a), (b), (c), (d) or (e) hereof, without equally and ratably securing the Notes or the Guarantee; provided that, after giving effect thereto, the aggregate principal amount of outstanding Indebtedness (other than the Notes) secured by Liens (other than Permitted Liens) upon Restricted Property and the shares of stock or Indebtedness of any Restricted Subsidiary plus the Attributable Indebtedness from Sale-Leaseback Transactions of Restricted Property not so excepted, do not exceed 20% of the Consolidated Net Tangible Assets.

Section 3.06.  Maintenance of Office or Agency.  The Company will maintain in The City of New York, an office or agency where the Notes may be presented or surrendered for payment, where, if applicable, the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The office or agency (the “Corporate Trust Office”) used by the Trustee in The City of New York as its office or agency for receiving securities, as the same may from time to time be designated by the Trustee, shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes.  The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 3.07.  Corporate Existence.  Subject to Article 4 hereof, each of the Company and the Guarantor will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain its corporate rights (charter and statutory), licenses, privileges and franchises; provided, however, that the Company and the Guarantor shall not be required to preserve any such right, license, privilege or franchise if the Board of Directors of the Company or the Guarantor, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders; and provided further, the Guarantor may amalgamate or merge in accordance with Section 4.01 hereof.

Section 3.08.  Maintenance of Properties; Insurance.  The Guarantor shall, and shall cause each of its Subsidiaries to, keep all property useful and necessary in its business in good working order and condition, except where failure to do so would not have a Material Adverse Effect; and the Guarantor shall maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are customary for the Guarantor’s type of business.

Section 3.09.  Payment of Taxes and Other Claims.  Each of the Company and the Guarantor shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all federal income and other material taxes, assessments and similar governmental charges imposed on it, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves to the extent required by U.S. GAAP with respect thereto have been provided on the books of the Company or the Guarantor or (ii) the nonpayment of such federal income and other material taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 3.10.  Payments for Consent.  Neither the Company, the Guarantor nor any Subsidiaries of the Company or the Guarantor will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 3.11.  Compliance Certificate.  The Company and the Guarantor shall deliver to the Trustee within 120 days after the end of each Fiscal Year of the Company and the Guarantor a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and the Guarantor, respectively, stating that in the course of the performance by the signer of his or her duties as an officer of the Company and the Guarantor he or she would normally have knowledge of any Default or Event of Default and whether or not the signer knows of any Default or Event of Default that occurred during such period.  If he or she does, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.  The Company also shall comply with Trust Indenture Act, Section 314(a)(4).

Section 3.12.  Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.13.  Statement by Officers as to Default.  The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

Section 3.14.  Notice of Change in Bermuda Law, Debt Ratings.  The Guarantor shall give written notice to the Trustee promptly after becoming aware of (i) any changes in taxes, duties or other fees of Bermuda or any political subdivision or taxing authority thereof or any change in any laws of Bermuda, in each case, that may affect any payment due under this Indenture, (ii) any change in such Guarantor’s public or private debt ratings by a “nationally recognized statistical rating organization,” as such term is defined by the SEC for purposes of Rule 436(g)(2) under the Securities Act, and (iii) any development or event which has had, or which the Guarantor in its good faith judgment believes will have, a Material Adverse Effect; provided that the Trustee shall have no responsibilities or duties with respect to any such notice.  Delivery of any such notice to the Trustee is for informational purposes only and the Trustee’s receipt of such notice shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 3.15.  Offer to Repurchase Upon Change of Control.  (a)  If a Change of Control Triggering Event occurs, unless the Company has previously or concurrently irrevocably exercised its right to redeem all the outstanding Notes as described under Section 5.05 hereof without such redemption being subject to any conditions precedent, the Company shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date.  Within 60 days following any Change of Control Triggering Event, the Company shall send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC with a copy to the Trustee, with the following information:

(i)                                                             that a Change of Control Offer is being made pursuant to this Section 3.15 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;

(ii)                                                          the date of the Change of Control Triggering Event;

(iii)                                                       the date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, by which the Company must purchase the Notes (the “Change of Control Payment Date”);

(iv)                                                      the price that the Company must pay for the Notes it is obligated to purchase;

(v)                                                         the name and address of the Trustee;

(vi)                                                      that any Note not properly tendered will remain outstanding and continue to accrue interest;

(vii)                                                   that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(viii)                                                that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(ix)                                                      that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(x)                                                         that if the Company is repurchasing less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered.  The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(xi)                                                      the other instructions, as determined by the Company, consistent with this Section 3.15, that a Holder must follow.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  If (a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.  The Company shall comply with all federal and state securities laws, including, specifically, Rule 13e-4, if applicable, under the Exchange Act, and any related Schedule 13E-4 required to be submitted under that rule, to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.15 by virtue thereof.

(b)                                                         On the Change of Control Payment Date, the Company shall, to the extent permitted by law:

(i)                                                             accept for payment all Notes issued by it or portions thereof properly tendered (subject to minimum denomination requirements) pursuant to the Change of Control Offer,

(ii)                                                          deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(iii)                                                       deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating the aggregate principal amount of such Notes or portions thereof that have been tendered to, and purchased by, the Company.

(c)                                                          The Company shall not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.15 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.  Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

(d)                                                         Other than as specifically provided in this Section 3.15, any purchase pursuant to this Section 3.15 shall be made pursuant to the provisions of Section 5.04, 5.06 and 5.08 hereof.

(e)                                                          Notwithstanding any provision to the contrary in this Indenture, the Company shall not purchase any Notes if there has occurred and is continuing an Event of Default, unless such Event of Default results from the Company’s failure to pay the Change of Control Payment following the occurrence of a Change of Control Triggering Event.

ARTICLE 4
SUCCESSOR GUARANTOR

Section 4.01.  Consolidation, Merger, Amalgamation and Sale of Assets by the Guarantor.  The Guarantor shall not, and shall not cause or permit any Subsidiary to, consolidate with or merge or amalgamate with or into, or sell, lease, or convey all or substantially all its assets to, any Person, unless:

(a)                                                         in the case of the Guarantor:

(i)                                                             the resulting, surviving or transferee Person (the “Successor Guarantor”) shall be either the Guarantor or a Person organized under the laws of Bermuda, the United States of America, any State thereof or the District of Columbia, any full member state of the European Union, Canada, Australia, Switzerland or the United Kingdom, and the Successor Guarantor (if not the Guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Guarantor under the Guarantee and this Indenture; and

(ii)                                                          immediately after giving effect to such transaction, no Event of Default or event which with notice or lapse of time would be an Event of Default has occurred and is continuing; or

(b)                                                         in the case of any Subsidiary of the Guarantor (other than the Company):

(i)                                                             such transaction is a merger or amalgamation of such Subsidiary with or into, or a consolidation of such Subsidiary with, the Guarantor (so long as the Guarantor is the surviving, continuing or resulting entity) or another Subsidiary or the sale, lease or conveyance by such Subsidiary of all or substantially all of its property to the Guarantor or another Subsidiary; or

(ii)                                                          such transaction is the merger or amalgamation of such Subsidiary with or into, the consolidation of such Subsidiary with, or the sale, lease or conveyance by such Subsidiary of all or substantially all of its property to, another Person (provided that such Person is not an Affiliate of such Subsidiary), so long as immediately prior to, and after giving effect to such transaction, no Default or Event of Default exists or would exist.

For purposes of this Section 4.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Guarantor, which properties and assets, if held by the Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Guarantor on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Guarantor.

If the Guarantor engages in one of the transactions described above and complies with the conditions listed above, the Successor Guarantor will succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture, but, in the case of a lease of all or substantially all its assets, the Guarantor will not be released from the obligation to pay the principal of and premium, if any, and interest on the Notes (including additional amounts).

In the event that the Guarantor consolidates with or merges or amalgamates with or into, or sells, leases or conveys all or substantially all of its assets to, another Person subject to the terms of this Section 4.01 (a “Transfer”) and the Successor Guarantor is a Person organized under the laws of a member state of the European Union, Canada, Australia, Switzerland or the United Kingdom, then the Guarantor and the Successor Guarantor shall, as a condition to such Transfer, (A) enter into a supplemental indenture with the Trustee providing for full, unconditional and irrevocable indemnification of the holders and beneficial owners of the Notes and the Trustee against any tax or duty of whatever nature (other than any tax imposed by reason of the holders or beneficial owners of the Notes having some connection with any such jurisdiction, other than their participation as holders or beneficial owners of the Notes under this Indenture) which is incurred or otherwise suffered by such holders and beneficial owners and the Trustee with respect to the Notes and which would not have been incurred or otherwise suffered in the absence of such Transfer; and (B) deliver to the Trustee, for the benefit of the Holders of the Notes, legal opinions of independent legal counsel in New York and the applicable member state of the European Union, Canada, Australia, Switzerland or the United Kingdom under whose laws the Successor Guarantor is organized under, as applicable, to the effect that the Obligations of the Successor Guarantor with respect to the Guarantee, as the case may be, are legal, valid, binding and enforceable in accordance with their terms.

ARTICLE 5
OPTIONAL REDEMPTION OF NOTES

Section 5.01.  Optional Redemption by the Company.  The Notes may be redeemed at any time as a whole or from time to time in part, subject to the conditions and at the Redemption Prices specified in the form of Notes set forth in Exhibit A hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the Redemption Date.

Section 5.02.  Applicability of Article.  Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article 5.

Section 5.03.  Election to Redeem; Notice to Trustee.  The election of the Company to redeem any Notes pursuant to Section 5.01 hereof shall be evidenced by a resolution of the Board of Directors of the Company.  In case of any redemption at the election of the Company, the Company shall, upon not later than the earlier of the date that is 30 days prior to the Redemption Date fixed by the Company or the date on which notice is given to the Holders (except as provided in Section 5.05 hereof or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 5.04 hereof.

Section 5.04.  Selection by Trustee of Notes to Be Redeemed.  If less than all the Notes are to be redeemed at any time pursuant to an optional redemption, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Notes not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate, which shall comply with the procedures of DTC and which may provide for the selection for redemption of portions of the principal of the Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than U.S.$2,000.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

Section 5.05.  Notice of Redemption.  Notice of redemption shall be given in the manner provided for in Section 11.02 hereof not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.  The Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, at least 15 days prior to the date the notice of redemption is to be given (unless a shorter period shall be acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

All notices of redemption shall state:

(1)                                 the Redemption Date,

(2)                                 the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 5.07 hereof, if any,

(3)                                 if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption,

(4)                                 in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5)                                 that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 5.07 hereof) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date,

(6)                                 the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(7)                                 the name and address of the Paying Agent,

(8)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(9)                                 the CUSIP number, Common Code or ISIN number (if any), and that no representation is made as to the accuracy or correctness of the CUSIP number, Common Code and ISIN Number, if any, listed in such notice or printed on the Notes, and

(10)                          any conditions applicable to such redemption.

Section 5.06.  Deposit of Redemption Price.  Prior to 10:00 A.M. (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04 hereof) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

Section 5.07.  Notes Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest.  Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

Section 5.08.  Notes Redeemed in Part.  Any Note which is to be redeemed only in part (pursuant to the provisions of this Article 5) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.05 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided that each such new Note will be in a principal amount of U.S.$2,000 or an integral multiple of $1,000 in excess thereof.  Notwithstanding the foregoing, DTC shall select the Notes for redemption if evidenced by a Global Note according to DTC’s stated procedures therefor.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.  With respect to the Notes, an “Event of Default” occurs if:

(1)                                 the Company defaults in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(2)                                 the Company defaults in the payment of the principal or premium, if any, on any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise;

(3)                                 the Company or the Guarantor defaults in the performance of or a breach by the Company or the Guarantor of any other covenant or agreement in this Indenture or under any Note (other than those referred to in (1) or (2) above) and such default continues for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes;

(4)                                 the Company, the Guarantor, a Designated Obligor or a Material Subsidiary shall (i) default in making any payment of any principal of any indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or other similar instruments to which it is a party on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default or condition is to cause, or to permit the holder or beneficiary of such indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity or (in the case of any such indebtedness constituting a guarantee) to become payable and such acceleration has not been cured within 15 days after notice of acceleration; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (4) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (4) shall have occurred and be continuing with respect to such indebtedness in an amount exceeding U.S.$100,000,000; or

(5)                                 (i) the Company, the Guarantor, a Designated Obligor or a Material Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company, the Guarantor, a Designated Obligor or any Material Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company, the Guarantor, a Designated Obligor or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company, the Guarantor, a Designated Obligor or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company, the

Guarantor, a Designated Obligor or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company, the Guarantor, a Designated Obligor or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The Company shall deliver to the Trustee, within 10 days after becoming aware of the occurrence thereof, written notice in the form of an Officer’s Certificate of any Default or Event of Default under clauses (3), (4) or (5) of this Section 6.01, which such notice shall contain the status thereof and a description of the action being taken or proposed to be taken by the Company in respect thereof.

Section 6.02.  Acceleration.  (a) If an Event of Default occurs and is continuing with respect to the Notes, the Trustee by written notice to the Company, or the Holders of at least 25% in outstanding principal amount of the Notes by written notice to the Company and the Trustee, may, and the Trustee at the written request of such Holders shall, declare the principal of and premium, if any, and accrued and unpaid interest on all the Notes to be due and payable.  Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest shall be immediately due and payable.  If an Event of Default described in paragraph (5) of Section 6.01 hereof occurs and is continuing with respect to the Notes, then in each and every such case, the principal amount of the Notes, the premium, if any, and all accrued and unpaid interest on all the Notes shall be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders.

(b)                                 In the event the principal of and premium, if any, and accrued and unpaid interest on the Notes becomes due and payable pursuant to Section 6.02(a) hereof, the Trustee shall instruct the Company, and the Company shall instruct the Master Trust Trustee, to declare due and payable the principal and accrued interest in respect of the intercompany loans that had been made using the net proceeds from the sale of such Notes invested in the Series 2002-1 VFC.

Section 6.03.  Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 6.04.  Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the outstanding Notes that have been accelerated (voting as a single class) by notice to the Trustee may (a) waive, by their consent (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), an existing Default or Event of Default and its consequences with respect to the Notes except (i) a Default or Event of Default in the payment of the principal of and premium, if any, or interest on a Note or (ii) a Default or Event of Default in respect of a provision that under Section 9.02 hereof cannot be amended without the consent of each Noteholder affected and (b) rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of and premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.  When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.05.  Control by Majority.  The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01 and Section 7.02 hereof, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06.  Limitation on Suits.  Subject to Section 6.07 hereof, a Noteholder may not pursue any remedy with respect to this Indenture or any of the Notes unless:

(1)                                 the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2)                                 the Holders of at least 25% in outstanding principal amount of the Notes make a request to the Trustee to pursue the remedy;

(3)                                 such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)                                 the Holders of a majority in principal amount of the Notes do not give the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request during such 60-day period.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Noteholders).

Section 6.07.  Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.06 hereof), the right of any Holder to receive payment of principal of and premium, if any, or interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee.  If an Event of Default specified in Section 6.01 (1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 6.07 hereof.

Section 6.09.  Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company, the Guarantor, any of the Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07 hereof.

Section 6.10.  Priorities.  If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Section 7.07 hereof;

SECOND:  to Noteholders for amounts due and unpaid on the Notes for principal and premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD:  to the Company.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.  At least 15 days before such record date, the Company shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11.  Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in outstanding principal amount of the Notes.

ARTICLE 7
TRUSTEE

Section 7.01.  Duties of Trustee.  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against loss, liability or expense.

Except during the continuance of an Event of Default:

(1)                                 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)                                                         The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of the second paragraph of Section 7.01(a);

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(c)                                                          Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs Section 7.01(a) and (b) hereof.

(d)                                                         The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(e)                                                          Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)                                                           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g)                                                          Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the Trust Indenture Act.

(h)                                                         Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(i)                                                             The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.02.  Rights of Trustee.  Subject to Section 7.01 hereof:

(a)                                                         The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.  The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance under covenants or other obligations of the Company, and the receipt of such reports or statements shall not constitute constructive notice of any information contained therein or determinable from information contained therein;

(b)                                                         Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel;

(c)                                                          The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

(d)                                                         The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence;

(e)                                                          The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

(f)                                                           The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Principal Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(g)                                                          The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including Registrar and Paying Agent), and each agent, custodian and other Person employed to act hereunder;

(h)                                                         The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(i)                                                             The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;

(j)                                                            The Trustee’s rights, powers, indemnities, immunities and protections from liability and its rights to compensation and indemnification in connection with the performance of its duties under this Indenture shall extend to (1) the Trustee, whether serving in any other capacity hereunder, including, without limitation, in the capacity of Paying Agent or Registrar and (2) the Trustee’s officers, directors, agents, counsel and employees.  Such immunities and protections and rights to indemnification, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal, the discharge of this Indenture and final payment of the Notes;

(k)                                                         The Trustee shall have no responsibility for any information in any offering document or other disclosure material distributed with respect to the Notes, and the Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the Notes, other than the filing of any documents required to be filed by an indenture trustee pursuant to the Trust Indenture Act or otherwise required in this Indenture;

(l)                                                             Notwithstanding anything else herein contained, whenever any provision of this Indenture indicates that any confirmation of a condition or event is qualified by the words “to the knowledge of” or “known to” the Trustee or other words of similar meaning, said words shall mean and refer to the current awareness of one or more Trust Officers who are located at the Principal Trust Office of the Trustee or who are otherwise responsible for administering the trusts created under this Indenture;

(m)                             The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, during regular business hours and upon providing reasonable advance notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation; and

(n)                                 In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03.  Individual Rights of Trustee.  The Trustee in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Section 7.10 and Section 7.11 hereof.  In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign.

Section 7.04.  Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, shall not be accountable for the Company’s use of the proceeds from the Notes, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05.  Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall send to each Noteholder at the address set forth in the Note Register notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of and premium, if any, or interest on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Noteholders.

Section 7.06.  Report by Trustee to Holders.  Within 60 days after each February 15 beginning with the February 15 following the date of this Indenture, and in any event prior to April 15 in each year, the Trustee shall transmit to each Noteholder a brief report dated as of such February 15 that complies with Trust Indenture Act, Section 313(a), but only if required under such Section.  The Trustee also shall comply with Trust Indenture Act, Section 313(b).

The Trustee shall also transmit all reports required by Trust Indenture Act, Section 313(c).

A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed.  The Company agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 7.07.  Compensation and Indemnity.  The Company shall pay to the Trustee such compensation for its acceptance of this Indenture and for its services hereunder as Trustee, Paying Agent, Registrar and in all other capacities in which it is serving hereunder as the Company and the Trustee shall from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Noteholders and reasonable costs of counsel retained by the Trustee, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company shall indemnify the Trustee, and any predecessor Trustee and their respective officers, directors, employees, counsel and agents, against any and all loss, liability, damages, claims or expense (including reasonable attorneys’ fees and expenses) incurred by it without negligence or willful misconduct on its part in connection with the administration of this trust or the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.07) and of defending itself against any claims (whether asserted by any Noteholder, the Company or otherwise).  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee may have separate counsel, and the Company shall pay the fees and expenses of such counsel, provided that the Company shall not be required to pay such fees and expenses if it assumes the obligation for defending the Trustee, and, in the reasonable judgment of the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such action, and there is no defense that could not be adequately raised if the Company assumes such obligation.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and premium, if any, and interest on particular Notes.  Such lien shall survive the satisfaction and discharge of this Indenture.  The Trustee’s right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or Indebtedness of the Company.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) hereof with respect to the Company, the expenses are intended to constitute expenses of administration under any bankruptcy law.

The provisions of this Section shall survive the termination of this Indenture and the resignation and removal of the Trustee.

Section 7.08.  Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Notes (voting as a single class) may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  The Company shall remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10 hereof;

(2)                                 the Trustee is adjudged bankrupt or insolvent;

(3)                                 a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Notes (voting as a single class) and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Noteholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07 hereof.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion, consolidation or transfer of assets to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee.

Section 7.10.  Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of Trust Indenture Act, Section 310(a).  The Trustee shall have a combined capital and surplus of at least U.S. $50,000,000 as set forth in its most recent filed annual report of condition.  The Trustee shall comply with Trust Indenture Act, Section 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act, Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Trust Indenture Act, Section 310(b)(1) are met.

Section 7.11.  Preferential Collection of Claims Against Company.  The Trustee shall comply with Trust Indenture Act, Section 311(a), excluding any creditor relationship listed in Trust Indenture Act, Section 311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act, Section 311(a) to the extent indicated.

Section 7.12.  Trustee’s Application for Instruction from the Company.  Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 8
DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01.  Discharge of Liability on Notes; Defeasance.  (a) Subject to Section 8.01(b) hereof, when (i)(x) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07 hereof) for cancellation or (y) all outstanding Notes not theretofore delivered for cancellation have become due and payable, whether at maturity or upon redemption or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company and the Company or the Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal and premium, if any, and accrued interest to the date of maturity or redemption, (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound; (iii) the Company or the Guarantor has paid or caused to be paid all sums payable by it under this Indenture and the Notes; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

(b)                                                         Subject to Section 8.01(c) and Section 8.02 hereof, the Company at any time may terminate (i) all its obligations under the Notes and this Indenture (“legal defeasance option”), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) its obligations under, Section 3.02, Section 3.03, Section 3.04, Section 3.05, Section 3.08, Section 3.09 and Section 3.15 hereof, and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and the operation of Section 6.01(3) (only with respect to the covenants terminated pursuant to this Section 8.01(b)(ii)), Section 6.01(4) and Section 6.01(5) hereof, and the events specified in such Sections shall no longer constitute an Event of Default (clause (ii) being referred to as the “covenant defeasance option”), but except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby.  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its covenant defeasance option, the Company may elect to have the Guarantee terminate.

If the Company exercises its legal defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default, and the Guarantee shall terminate.  If the Company exercises its covenant defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(3) (only with respect to the covenants terminated pursuant to Section 8.01(b)(ii) above), Section 6.01(4) and Section 6.01(5) hereof.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)                                                          Notwithstanding the provisions of Section 8.01(a) and (b) hereof, the Company’s obligations in Section 2.02, Section 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.08, Section 2.09, Section 2.10, Section 3.01, Section 3.06, Section 3.07, Section 3.10, Section 3.11, Section 3.12, Section 3.13, Section 3.14, Section 3.15, Section 6.07,

Section 7.07, Section 7.08 hereof and in this Article 8 shall survive until the Notes have been paid in full.  Thereafter, the Company’s obligations in Section 7.07, Section 8.04 and Section 8.05 hereof shall survive.

Section 8.02.  Conditions to Defeasance.  The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the Notes only if:

(1)                                 the Company irrevocably deposits in trust with the Trustee for the benefit of the Holders money in U.S. dollars or U.S. Government Securities or a combination thereof for the payment of principal of and premium, if any, and interest on the Notes to maturity or redemption, as the case may be;

(2)                                 the Company delivers to the Trustee a certificate from a firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Securities plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity;

(3)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, with respect to certain bankruptcy or insolvency Events of Default, on the 91st day after such date of deposit;

(4)                                 such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company, the Guarantor or any of its Subsidiaries is a party or by which the Company, the Guarantor or any of its Subsidiaries is bound;

(5)                                 the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that (A) the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of the Notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ right generally;

(6)                                 the deposit does not constitute a default under any other agreement binding on the Company;

(7)                                 the Company delivers to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940, as amended;

(8)                                 in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (i) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(9)                                 in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

(10)                          the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes and this Indenture as contemplated by this Article 8 have been complied with.

Section 8.03.  Application of Trust Money.  The Trustee shall hold in trust money or U.S. Government Securities deposited with it pursuant to this Article 8.  It shall apply the deposited money and the money from U.S. Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of and premium, if any, and interest on the Notes.

Section 8.04.  Repayment to Company.  The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of and premium, if any, or interest on the Notes that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

Section 8.05.  Indemnity for U.S. Government Securities.  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Securities or the principal and interest received on such U.S. Government Securities.

Section 8.06.  Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Securities in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Securities in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Securities held by the Trustee or Paying Agent.

The Trustee’s rights under this Article 8 shall survive termination of this Indenture and the resignation or removal of the Trustee.

ARTICLE 9
AMENDMENTS

Section 9.01.  Without Consent of Holders.  The Company, the Guarantor and the Trustee may amend this Indenture or the Notes without notice to or consent of any Noteholder:

(1)                                 to cure any ambiguity, omission, defect or inconsistency;

(2)                                 to comply with Article 4 in respect of the assumption by a Successor Guarantor or Successor Issuer of the respective obligation of the Guarantor or the Company under this Indenture;

(3)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(4)                                 to add guarantees with respect to the Notes;

(5)                                 to secure the Notes;

(6)                                 to add to the covenants of the Company or the Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or the Guarantor;

(7)                                 to make any change that does not adversely affect the interests of any Noteholder;

(8)                                 to provide for the issuance of any Subsequent Notes; or

(9)                                 to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act.

After an amendment under this Section 9.01 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment.  The failure to give such notice to all Noteholders at the address set forth in the Note Register, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02.  With Consent of Holders.  The Company, the Guarantor and the Trustee may amend this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes.  However, without the consent of each Noteholder affected, an amendment may not:

(1)                                 reduce the percentage in principal amount of outstanding Notes whose Holders must consent to an amendment of this Indenture or the Notes;

(2)                                 reduce the percentage in principal amount of outstanding Notes whose Holders must consent to an amendment of provisions of the Master Trust Transaction Documents pursuant to Section 3.02(f) hereof;

(3)                                 reduce the stated rate of or extend the stated time for payment of interest on any Note;

(4)                                 reduce the principal of, or extend the Stated Maturity of, any Note;

(5)                                 reduce the premium payable upon the redemption of any Note as described above under Article 5 hereof or any similar provision, whether through an amendment to or waiver of Article 5 hereof, a definition or otherwise;

(6)                                 make any Note payable in money other than that stated in the Note;

(7)                                 impair the right of any Holder to receive payment of principal of and premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8)                                 make any change to the amendment provisions which require each Holder’s consent or to the waiver provisions; or

(9)                                 release the Guarantor or modify the Guarantee other than in accordance with the provisions of this Indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment.  The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03.  Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.

Section 9.04.  Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective or otherwise in accordance with any related solicitation documents.  After an amendment or waiver becomes effective, it shall bind every Noteholder.  An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.01 or 9.02 hereof, as applicable.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall become valid or effective more than 120 days after such record date.

Section 9.05.  Notation on or Exchange of Notes.  If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Section 9.06.  Trustee to Sign Amendments.  The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not affect the rights, duties, protections, privileges, indemnities, powers, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Sections 7.01 and 7.02 hereof), shall be fully protected in conclusively relying upon an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture, that it conforms to the applicable requirements of the Trust Indenture Act and that such amendment is the legal, valid and binding obligation of the Company and any Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions and complies with the provisions hereof (including Section 9.03 hereof).

ARTICLE 10
GUARANTEE

Section 10.01.  Guarantee.  The Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to each Holder of the Notes and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of and premium, if any, and interest on the Notes and all other obligations of the Company under this Indenture, including, without limitation, the obligations of the Company under Section 7.07 hereof (all the foregoing being hereinafter collectively called the “Obligations”).  The Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

The Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment.  The Guarantor waives notice of any default under the Notes or the Obligations.  The obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Trustee or any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; or (e) any change in the ownership of the Company.

The Guarantor further agrees that the Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

The Guarantor further agrees that the Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of and premium, if any, or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

The Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

Section 10.02.  No Subrogation.  Notwithstanding any payment or payments made by the Guarantor hereunder, the Guarantor shall not be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by the Guarantor hereunder, until all amounts owing to the Trustee and the Holders, as well as the holders of any other Permitted Indebtedness, by the Company on account of the Obligations are paid in full.  If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Trustee and the Holders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Trustee in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Trustee, if required), to be applied against the Obligations.

Section 10.03.  Consideration.  The Guarantor has received, or will receive, direct or indirect benefits from the making of the Guarantee.

ARTICLE 11
MISCELLANEOUS

Section 11.01.  Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.  The Guarantor in addition to performing its obligations under the Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the Trust Indenture Act.

Section 11.02.  Notices.  Any notice or communication shall be in writing and (a) delivered in person, (b) sent by a recognized overnight delivery service (with charges prepaid), or (c) sent by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), addressed as follows:

If to the Company:

Bunge Limited Finance Corp.

11720 Borman Drive

St. Louis, Missouri 63146

Attention: Treasurer

Telephone No:  (314) 292-2908

Telecopy:  (314) 292-4908

with a copy to:

Rajat Gupta

Telecopy:  (914) 684-3283

If to the Guarantor:

Bunge Limited

50 Main Street

White Plains, New York  10606

Attention:  Treasurer

Telephone:  (914) 684-3365

Telecopy:  (914) 684-3283

if to the Trustee:

U.S. Bank National Association

Global Corporate Trust Services

Two Midtown Plaza

1349 West Peachtree Street, Suite 1050

Atlanta, Georgia 30309

Attention:  David Ferrell

Telecopy:  (404) 898-8821

Email:  david.ferrell@usbank.com

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a registered Noteholder shall be mailed to the Noteholder at the Noteholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.  If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

Section 11.03.  Communication by Holders with Other Holders.  Noteholders may communicate pursuant to Trust Indenture Act, Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act, Section 312(c).

Section 11.04.  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1)                                 an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Notwithstanding the foregoing, it is understood that an opinion under this Section will not be required in connection with the initial issuance of Notes.

Section 11.05.  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)                                 a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

Section 11.06.  When Notes Disregarded.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by an Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 11.07.  Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by, or a meeting of, Noteholders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 11.08.  Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York or Hamilton, Bermuda.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 11.09.  GOVERNING LAW.  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE

STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

Section 11.10.  No Recourse Against Others.  An incorporator, director, officer, employee, affiliate or stockholder of the Company or the Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company under the Notes, this Indenture or the Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Noteholder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

Section 11.11.  Successors.  All agreements of the Company in this Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.12.  Consent to Jurisdiction.  The Company and the Guarantor irrevocably submit to the non-exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan, The City of New York, in any action or proceeding relating to its obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes.  The Company and the Guarantor hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in such New York state or U.S. federal court.  The Company and the Guarantor also hereby irrevocably waive, to the fullest extent permitted by law, any objection to venue or the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.  The Company and the Guarantor agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company or the Guarantor, respectively, and may be enforced in any courts to the jurisdiction of which the Company or the Guarantor, respectively, is subject by a suit upon such judgment.

Section 11.13.  Appointment for Agent for Service of Process.  The Guarantor hereby (i) irrevocably designates and appoints its Chief Financial Officer (from time to time) at its principal executive offices at 50 Main Street, White Plains, New York 10606 (the “Authorized Agent”), as its agent upon which process may be served in any suit, action or proceeding described in the first sentence of Section 11.12 hereof and represents and warrants that the Authorized Agent has accepted such designation and (ii) agrees that service of process upon the Authorized Agent and written notice of said service to the Guarantor mailed or delivered to its Secretary at its registered office at 2 Church Street, Hamilton, Bermuda, shall be deemed in every respect effective service of process upon the Guarantor in any such suit or proceeding.  The Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Authorized Agent in full force and effect so long as any of the Notes shall be outstanding.

Section 11.14.  Waiver of Immunities.  To the extent that the Company or the Guarantor, respectively, or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection with this Indenture or the Notes, the Company and the Guarantor hereby irrevocably and unconditionally, to the extent permitted by applicable law, waive and agree not to plead or claim any such immunity and consent to such relief and enforcement.

Section 11.15.  Additional Amounts.  In the event that payments are required to be made by the Guarantor pursuant to its obligations under the Guarantee, the Guarantor will pay to the Holder of any Note such additional amounts as may be necessary so that every net payment to a holder or beneficial owner of the principal of and premium, if any, and interest on such Note, after deducting or withholding for or on account of any present or future tax, duty, assessment or other similar governmental charge duly imposed by Bermuda, will not be less than the amount provided in that Note to be then due and payable.  The Guarantor will not be required, however, to make any payment of additional amounts for or on account of any such tax imposed by reason of the holder or beneficial owner having some connection with Bermuda, other than its participation as a holder or beneficial owner of a Note.

Section 11.16.  Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee or any Holder, as the case may be, could purchase U.S. dollars with such other currency in New York City on the Business Day preceding that on which final judgment is given.  The obligation of the Guarantor or the Company with respect to any sum due from it to the Trustee or any Holder shall, notwithstanding any judgment in a currency other than U.S. dollars, be discharged only if and to the extent that on the first Business Day following receipt by the Trustee or such Holder, as the case may be, of any sum adjudged to be so due in such other currency, the Trustee or such Holder may in accordance with normal banking procedures purchase U.S. dollars with such other currency.  If the U.S. dollars so purchased are less than the sum originally due to the Trustee or such Holder hereunder, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee or such Holder against such loss.  If the U.S. dollars so purchased are greater than the sum originally due to the Trustee or such Holder hereunder, the Trustee or such Holder, as the case may be, agrees to pay to the Guarantor an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to the Trustee or such Holder hereunder.

Section 11.17.  No Bankruptcy Petition Against the Company; Liability of the Company. Each of the Noteholders and the Trustee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the last maturing Note and all other Indebtedness of the Company ranking equal with or junior to the Notes in right of payment, it will not institute against, or join with or assist any other Person in instituting against, the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable insolvency laws.

Notwithstanding any other provision hereof, the sole remedy of any Noteholder, the Trustee or any other Person against the Company in respect of any obligation, covenant, representation, warranty or agreement of the Company under or related to this Indenture or the Notes shall be against the assets of the Company.  Neither the Trustee, nor any Noteholder nor any other Person shall have any claim against the Company to the extent that such assets are insufficient to meet such obligations, covenant, representation, warranty or agreement (the difference being referred to herein as a “shortfall”) and all claims in respect of the shortfall shall be extinguished; provided, however, that the provisions of this Section 11.17 apply solely to the obligations of the Company and shall not extinguish such shortfall or otherwise restrict such Person’s rights or remedies against the Guarantor for purposes of the obligations of the Guarantor to any Person under the Guarantee.

The provisions of this Section 11.17 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 11.18.  Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.19.  Qualification of Indenture.  The Company shall qualify this Indenture under the Trust Indenture Act and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes.  The Trustee shall be entitled to receive from the Company any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

Section 11.20.  Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 11.21                      Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and also including interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services resulting therefrom; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.22                      U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

BUNGE LIMITED FINANCE CORP., as
Issuer

By:
Name:
Title:

BUNGE LIMITED, as Guarantor

By:
Name:
Title:

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

[Indenture]

EXHIBIT A

[FORM OF FACE OF INITIAL NOTE AND SUBSEQUENT NOTE]

[Depository Legend, if applicable]

No. [ ]	Principal Amount U.S. $[ ], as revised by the Schedule of Increases and Decreases in Global Note attached hereto CUSIP NO. [ ] ISIN: [ ] Common Code: [ ]

3.250% Senior Notes Due 2026

Bunge Limited Finance Corp., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of U.S.$[         ], as revised by the Schedule of Increases and Decreases in Note attached hereto, on August 15, 2026.

Interest Payment Dates:  February 15 and August 15

Record Dates:  February 1 and August 1

Additional provisions of this Note are set forth on the reverse side hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

BUNGE LIMITED FINANCE CORP.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,

as Trustee, certifies that this is one of

the Notes referred to in the Indenture.

By:
Authorized Signatory

Date:                  , 20

[FORM OF REVERSE SIDE OF INITIAL NOTE AND SUBSEQUENT NOTE]

3.250% Senior Note Due 2026

1.                                      General

Bunge Limited Finance Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued the Notes under an Indenture, dated as of August 15, 2016, among the Company, the Guarantor and the Trustee (as such Indenture may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”).  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939 as in effect on the date of the Indenture (the “Trust Indenture Act”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

The Notes are general unsecured senior obligations of the Company, including (a) U.S. $700,000,000 in aggregate principal amount of 3.250% Notes being offered on the Issue Date (subject to Section 2.07 of the Indenture) and (b) any Subsequent Notes.  The Notes rank equally with all other unsecured and unsubordinated indebtedness of the Company.  This Note is one of the [Initial Notes] [Subsequent Notes] referred to in the Indenture.

The Company may from time to time, without the consent of existing Holders, create and issue Subsequent Notes having the same terms and conditions as the Initial Notes in all respects, except for the Issue Date, issue price and first payment of interest thereon.  Subsequent Notes issued in this manner will be consolidated with and will form a single class with the previously outstanding Notes; provided, that if the Subsequent Notes are not fungible with the Initial Notes for United States federal income tax purposes, the Subsequent Notes will have a separate CUSIP number, Common Code, ISIN number and/or any other identifying number.

Except as otherwise provided in the Indenture, the Initial Notes and any Subsequent Notes will be treated as a single class of securities under the Indenture.  The Indenture includes various covenants that limit the ability of the Company, among other things, to engage in any business or transaction, acquire assets or subsidiaries, incur Indebtedness or Liens or enter into any consolidations, mergers, amalgamations or sales of assets. In addition, the Indenture imposes certain limitations on, among other things, (i) the incurrence of Liens by the Guarantor or any Restricted Subsidiary, (ii) Sale-Leaseback Transactions by the Guarantor or any Restricted Subsidiary and (iii) consolidations, mergers, amalgamations and sales of assets of the Guarantor, the Company or any Subsidiary.

To guarantee the due and punctual payment of the principal of and premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantor has unconditionally guaranteed such obligations pursuant to the terms of the Indenture.  The

Guarantee is an unsecured and unsubordinated obligation of the Guarantor and ranks equally with all other unsecured and unsubordinated indebtedness and obligations of the Guarantor.

2.                                      Interest

The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above.

The Company will pay interest semi-annually on February 15 and August 15 of each year commencing February 15, 2017.  Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from August 15, 2016.  The Company shall pay interest on overdue principal or premium, if any, plus interest on such interest to the extent lawful, at the rate borne by the Notes to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

3.                                      Method of Payment

By at least 10:00 a.m. (New York City time) on the date on which any principal of and premium, if any, or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest.  The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the interest payment date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the interest payment date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Except as described in the succeeding two sentences, the principal of and premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.03 of the Indenture; provided, however, that, at the option of the Company, each installment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.  Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the account specified by The Depository Trust Company.  Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least U.S.$1,000,000 aggregate principal amount of Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

4.                                      Paying Agent and Registrar

Initially, U.S. Bank National Association (the “Trustee”), will act as Trustee, Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-

registrar without notice to any Noteholder.  The Company, the Guarantor or any Subsidiary may act as Paying Agent, Registrar or co-registrar.

5.                                      Optional Redemption by the Company

At any time prior to May 15, 2026, the Notes will be redeemable at the option of the Company, at any time in whole or from time to time in part, on at least 30 days but not more than 60 days’ prior notice mailed to the registered address of each Holder of Notes to be so redeemed, at a redemption price equal to (a) the greater of (i) 100% of their principal amount to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the Notes to be redeemed (exclusive of interest accrued but unpaid to the Redemption Date) discounted to their present value as of such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the applicable Treasury Yield (as defined below), as determined by the Reference Treasury Dealers, plus 30 basis points (such greater amount, the “Make-Whole Redemption Price”), plus (b) accrued and unpaid interest, if any, on the Notes to the date of redemption.

On or after May 15, 2026, the Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, on at least 30 days’ but not more than 60 days’ prior notice mailed to the registered address of each Holder of Notes to be so redeemed, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed (the “Par Call Redemption Price” and, together with the Make-Whole Redemption Price, the “Redemption Price”), plus accrued and unpaid interest on the Notes to be redeemed to the date of redemption.

For purposes of determining the Redemption Price, the following definitions are applicable:

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (a) the bid price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) at 4:00 P.M. on the third business day preceding such Redemption Date, as set forth on “Bloomberg page PX1” (or such other page as may replace Bloomberg page PX1), or (b) if such page (or any successor page) is not displayed or does not contain such bid prices at such time, (i) the average of the Reference Treasury Dealer Quotations obtained by the Company for such date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations or (ii) if the Company is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Company.

“Independent Investment Banker” means any of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and U.S. Bancorp Investments, Inc. or, if

none of such firms are willing or able to select the applicable Comparable Treasury Issue, a leading independent investment banking institution appointed by the Company.

“Reference Treasury Dealer” means Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and a Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc. and two other primary U.S. Government securities dealer in New York City selected by the Independent Investment Banker (each, a “Primary Treasury Dealer”); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, an average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 4:00 p.m., New York City time, on the third business day preceding such Redemption Date.

“Treasury Yield” means, with respect to any Redemption Date applicable to the Notes, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, which shall comply with the procedures of DTC, although no Notes of U.S. $2,000 in original principal amount or less will be redeemed in part.  If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable Redemption Price pursuant to the Indenture.

6.                                      Offers to Repurchase

Upon the occurrence of a Change of Control Triggering Event, the Company shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).  The Change of Control Offer shall be made in accordance with Section 3.15 of the Indenture.

7.                                      Additional Amounts

The Guarantor will pay to the Holder of any Note such additional amounts as may be necessary so that every net payment to a holder or beneficial owner of principal of and premium, if any, and interest on such Note, after deducting or withholding for or on account of any present or future tax, duty, fee, assessment or other similar governmental charge duly imposed by Bermuda, will not be less than the amount provided in such Note to be then due and payable.  The Guarantor will not be required, however, to make any payment of additional amounts for or on account of any such tax imposed by reason of the holder or beneficial owner having some connection with Bermuda, other than its participation as a holder or beneficial owner of a Note.

8.                                      Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of principal amount of U.S. $2,000 and whole multiples of U.S. $1,000 in excess thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.

9.                                      Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10.                               Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.                               Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Securities for the payment of principal and interest on such Notes to redemption or maturity, as the case may be.

12.                               Amendment, Waiver

The Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes; provided, however, that the consent of each Noteholder affected is required to (i) reduce the amount of Notes whose Holders must consent to an amendment of the Indenture, the Notes or specified provisions of the Master Trust Transaction Documents, (ii) reduce the stated rate or extend the stated time for payment of interest on a Note, (iii) reduce the principal of or extend the Stated Maturity of a Note, (iv) reduce the premium payable upon redemption of a Note, (v) make any Note payable in money other than that stated herein, (vi) impair the right of a Holder to receive payment under the Note or institute suit for the enforcement of such payment, (vii) make any change to the amendment provisions which require each Holder’s consent or the waiver provisions, or (viii) release the Guarantor or modify the Guarantee.

Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 4 of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes, or to secure the Notes, or to add additional covenants of the Company, the Guarantor or any Subsidiary, or surrender rights and powers conferred on the Company, the Guarantor or any Subsidiary, issue Subsequent Notes, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Trust Indenture Act, or to make any change that does not adversely affect the rights of any Noteholder.

Subject to certain exceptions set forth in the Indenture, any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Noteholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Notes, on behalf of all Holders of the Notes.

13.                               Defaults and Remedies

Under the Indenture, Events of Default include (1) default for 30 days in payment of interest or additional interest when due on the Notes; (2) default in payment of principal of or premium, if any, on the Notes at Stated Maturity, upon optional redemption, upon declaration or otherwise; (3) the failure by the Company or the Guarantor to comply for 60 days after written notice with its other agreements contained in the Indenture or under the Notes (other than those referred to in (1) or (2) above); (4) the failure of the Company, the Guarantor, a Designated Obligor or a Material Subsidiary (a) to pay the principal of any indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or other similar instruments, on the scheduled or original date due; (b) to pay interest on any such indebtedness beyond any provided grace period; or (c) to observe or perform any agreement or condition relating to such indebtedness, the effect of which is to cause such indebtedness to become due prior to its stated maturity and such acceleration has not been cured within 15 days after notice of acceleration; provided that an event described in clause (a), (b) or (c) above shall not constitute an Event of Default unless, at such time, one or more events of the type described in clauses (a), (b) or (c) shall have occurred or be continuing with respect to indebtedness in an amount exceeding U.S. $100,000,000; or (5) certain events of bankruptcy, insolvency or reorganization of the Company, the Guarantor, a Designated Obligor or a Material Subsidiary (the “bankruptcy events”).  However, a default under clause (3) with respect to the Notes will not constitute an Event of Default with respect to the Notes until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company or the

Guarantor, as the case may be, of the default and the Company or the Guarantor, as the case may be, does not cure such default within the time specified in clause (3) hereof after receipt of such notice.

If an Event of Default other than a bankruptcy event occurs and is continuing with respect to the Notes, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes by written notice to the Company to be due and payable immediately.  If an Event of Default in connection with a bankruptcy event occurs and is continuing, the principal amount of the Notes, the premium, if any, and all accrued and unpaid interest shall be immediately due and payable without any action or other act on the part of the Trustee or the Holders.

Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security.  Subject to certain limitations, Holders of a majority in principal amount of the Notes (voting as a single class) may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14.                               Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.                               No Recourse Against Others

An incorporator, director, officer, employee, affiliate, stockholder or shareholder of each of the Company or the Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company under the Notes, the Indenture or the Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Noteholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

16.                               No Petition

By its acquisition of this Note, each Holder hereof agrees that neither it nor the Trustee on its behalf may commence, or join with any other person in the commencement of, a bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding with respect to the Company under any applicable insolvency laws until one year and one date after the Notes and all other Indebtedness of the Company ranking equal with or junior to the Notes in right of payment, including all interest and premium thereon, if any, are paid in full.

17.                               Authentication

This Note shall not be valid for any purposes until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) has manually signed the certificate of authentication appearing on this Note.

18.                               Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.                               CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.                               Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof.

The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture.  Requests may be made to:

Bunge Limited Finance Corp.

11720 Borman Drive

St. Louis, Missouri 63146

Attention: Treasurer

Telephone No:  (314) 292-2908

Telecopy:  (314) 292-4908

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint              agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

[TO BE ATTACHED TO NOTES]

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The following increases or decreases in this Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal Amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.15 of the Indenture, check the box below:

[   ] Section 3.15

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE 1.1

Designated Obligors and Material Subsidiaries

The following Subsidiaries constitute all of the Designated Obligors as of the date hereof:

•                  Bunge Global Markets Inc.

•                  Bunge N.A. Holdings, Inc.

•                  Bunge North America, Inc.

•                  Koninklijke Bunge B.V.

•                  Bunge Alimentos S.A.

•                  Bunge Argentina S.A.

•                  Bunge Trade Limited (successor to Bunge Fertilizantes International Limited)

•                  Bunge Fertilizantes S.A. (Brazil)

•                  Bunge International Commerce Ltd.

•                  Bunge S.A.

The following Subsidiaries constitute all of the Material Subsidiaries as of the date hereof:

•                  Bunge North America, Inc.

•                  Koninklijke Bunge B.V.

•                  Bunge Alimentos S.A.

•                  Bunge Argentina S.A.

•                  CSY Holdings, Inc.

•                  Bunge N.A. Holdings, Inc.

•                  Bunge Holdings North America, Inc.

•                  Bunge Corporation Ltd.

•                  Bunge Cooperatief U.A.

•                  Bunge Brasil Holdings B.V.

•                  Bunge Europe S.A.

•                  Bunge Global Markets, Ltd.

SCHEDULE 3.4

Existing Liens

Subsidiary/Joint Ventures	Facility	Amount Outstanding	Description of Collateral

Terminal 6 SA (unconsolidated joint ventures in Argentina)	Bank (Bunge’s share)	$1.0 million	Shares of Terminal 6 SA

EGT LLC (consolidated JV)	JV loan agreement	$4.0 million	Property, plant, and equipment

Bunge Alimentos S.A.	BNDES	$5.4 million	Land, buildings and equipment

Black Sea Industries Ukraine	EBRD Loan	$32.5 million	Extraction plant, Preparation plant and Boiler house (buildings and equipment) of BSIU crushing plant at Illychevsk, Ukraine